Exhibit 99.1

Park City Group, Inc.

Unaudited Pro Forma Combined Condensed Financial Statements

On August 28, 2008, Park City Group, Inc. ("Park City Group", or the "Company") entered into two Stock Purchase Agreements (the “Purchase Transaction”) relating to the acquisition by Park City Group of shares of Series E Preferred Stock of Prescient Applied Intelligence, Inc. (“Prescient”) from existing stockholders of Prescient in exchange for cash.

As a result of the Purchase Transaction, Park City Group acquired approximately 43% of Prescient’s Series E Preferred Stock. The Purchase Transaction was consummated contemporaneously with the execution of an Agreement and Plan of Merger (“Merger Transaction”), pursuant to which Prescient was merged with and into a wholly-owned subsidiary of Park City Group.  The Merger Transaction closed on January 13, 2009.  In connection with the Purchase Transaction, the sellers of the Series E Preferred Stock also entered into Lockup and Voting Agreements whereby they, subject to certain limited exceptions, agreed (i) not to transfer any of their shares of Prescient Common Stock or Series G Preferred Stock prior to completion or termination of the Merger  and (ii) to vote their shares of Prescient Common Stock and Series G Preferred Stock in favor of the Merger.

The following unaudited pro forma combined condensed balance sheet presents Park City Group’s historical financial position combined with Prescient as if the Merger Transaction and the financing for the Merger Transaction had occurred on September 30, 2008, and includes adjustments which give effect to events that are directly attributable to the Merger Transaction and that are factually supportable, regardless of whether they have a continuing impact or are nonrecurring. The unaudited pro forma combined condensed statements of operations present the combined results of Park City Group’s operations with Prescient as if the Merger Transaction and the financing for the Merger Transaction had occurred at the beginning of each of the periods presented and include adjustments that are directly attributable to the Merger Transaction, are expected to have a continuing impact on the combined results, and are factually supportable. The pro forma financial statements are not necessarily indicative of what Park City Group’s financial position or results of operations actually would have been had Park City Group completed the Merger Transaction at the dates indicated. In addition, the unaudited pro forma combined condensed financial information does not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma combined condensed financial statements should be read in conjunction with the:

•	Accompanying Adjustments to the Unaudited Pro Forma Combined Condensed Financial Statements;

•
Separate historical financial statements of Park City Group included in its Annual Report on Form 10-K for the year ended June 30, 2008 and Form 10-Q as of and for the three months ended September 30, 2008; and

•
Separate historical financial statements of Prescient included in Prescient’s Annual Report on Form 10-KSB for the year ended December 31, 2007 and Form 10-Q as of and for the nine months ended September 30, 2008.

Park City Group prepared the unaudited pro forma combined condensed financial information using the purchase method of accounting. Accordingly, Park City Grop’s estimated cost to acquire Prescient of approximately $9,728,000 has been allocated to the assets acquired and liabilities assumed according to their estimated fair values at the date of acquisition. Any excess of the purchase price over the estimated fair value of the net assets acquired has been recorded as goodwill.

Park City Group is currently determining the fair values of a significant portion of these net assets. The preliminary work performed in estimating the fair values is reflected in these unaudited pro forma combined condensed financial statements. The final determination of these fair values will be completed as soon as possible but no later than one year from the acquisition date.

This final valuation will be based on the actual assets acquired and liabilities assumed at the acquisition date. Although the final determination may result in asset and liability fair values that are different than the preliminary estimates of these amounts included herein, it is not expected that those differences will be material to an understanding of the impact of the Merger Transaction to Park City Group’s financial results.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
YEAR ENDED JUNE 30, 2008

	Historical
	Company	Prescient	Pro Forma Adjustments		Pro Forma
Revenue
Subscriptions	$203,028	$5,577,695	$-		$5,780,723
Maintenance and support	1,455,344	1,558,663	-		3,014,007
Professional service and other	584,661	1,159,490	-		1,744,151
Software licenses	1,101,940	326,305	-		1,428,245

Total revenue	3,344,973	8,622,153	-		11,967,126

Operating expenses
Customer operations and support	2,419,227	2,368,966	-		4,788,193
Research and development	-	1,231,547	-		1,231,547
Sales and marketing	1,843,912	1,749,088	-		3,593,000
General and administrative	2,073,214	1,749,535	-		3,822,749
Impairment of goodwill	-	7,453,198	-		7,453,198
Depreciation and amortization	505,539	473,610	790,453	(4)	1,769,602

Total operating expenses	6,841,892	15,025,944	790,453		22,658,289

Gain (loss) from operations	(3,496,919)	(6,403,791)	(790,453)		(10,691,163)

Other income (expense)
Loss on disposal of assets	(295)	-	-		(295)
Interest income (expense)	29,035	(203,831)	(1,167,395)	(1)	(1,342,191)
Income from patent activities	600,000	-	-		600,000

Loss from operations before income taxes	(2,868,179)	(6,607,622)	(1,957,848)		(11,433,649)

Provision for income taxes	-	(45,000)	-		(45,000)

Net loss	(2,868,179)	(6,652,622)	(1,957,848)		(11,478,649)

Dividends on preferred stock	(330,837)	-	-		(330,837)
Deemed dividend on Series E Preferred Stock	-	(707,208)	707,208	(3)	-
Undeclared dividend on Series E Preferred Stock	-	(1,329,050)	1,329,050	(3)	-

Net loss attributable to common shareholders	$(3,199,016)	$(8,688,880)	$78,410		$(11,809,486)

Basic and diluted weighted average number of common shares outstanding:	9,150,000	33,572,282	(33,572,282)	(2)	9,150,000

Basic and diluted loss per common share:	$(0.35)	$(0.26)			$(1.29)

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED SEPTEMBER 30, 2008

	Historical
	Company	Prescient	Pro Forma Adjustments		Pro Forma
Revenue
Subscriptions	$58,104	$1,477,287	$-		$1,535,391
Maintenance and support	288,632	381,348	-		669,980
Professional service and other	145,302	227,966	-		373,268
Software licenses	38,240	110,000	-		148,240

Total revenue	530,278	2,196,601	-		2,726,879

Operating expenses
Customer operations and support	580,544	560,970	-		1,141,514
Research and development	-	366,511	-		366,511
Sales and marketing	300,472	423,357	-		723,829
General and administrative	415,241	463,605	-		878,846
Impairment of goodwill	-	2,369,808	-		2,369,808
Depreciation and amortization	135,563	121,582	197,613	(4)	454,758

Total operating expenses	1,431,820	4,305,833	197,613		5,935,266

Gain (loss) from operations	(901,542)	(2,109,232)	(197,613)		(3,208,387)

Other income (expense)
Interest income (expense)	(22,741)	(27,821)	(291,849)	(1)	(342,411)
Loss on equity method investment	(197,205)	-	197,205	(6)	-

Loss from operations before income taxes	(1,121,488)	(2,137,053)	(292,257)		(3,550,798)

Provision for income taxes	-	(7,500)	-		(7,500)

Net loss	(1,121,488)	(2,144,553)	(292,257)		(3,558,298)

Dividends on preferred stock	(88,396)	-	-		(88,396)
Undeclared dividend on Series E Preferred Stock	-	(334,078)	334,078	(3)	-

Net loss attributable to common shareholders	$(1,209,884)	$(2,478,631)	$41,821		$(3,646,694)

Basic and diluted weighted average number of common shares outstanding:	9,303,000	33,560,791	(33,560,791)	(2)	9,303,000

Basic and diluted loss per common share:	$(0.13)	$(0.07)			$(0.39)

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
AS OF SEPTEMBER 30, 2008

	Historical
	Company	Prescient	Pro Forma Adjustments		Pro Forma
Assets

Current assets
Cash	$321,873	$3,181,843	$-		$3,503,716
Receivables, net	795,803	994,503	-		1,790,306
Unbilled receivables	77,052	-	-		77,052
Prepaid expenses and other current assets	68,416	217,034	-		285,450

Total current assets	1,263,144	4,393,380	-		5,656,524

Property and equipment, net	452,405	170,207	5,083	(5)	627,695

Other assets
Deposits and other assets	122,391	46,835	-		169,226
Capitalized software costs, net	567,870	-	-		567,870
Equity method investment	2,569,981	-	(2,569,981)	(6)	-
Software	-	-	1,735,278	(5)	1,735,278
Customer relationships	-	-	4,433,970	(5)	4,433,970
Goodwill	-	7,434,476	(7,434,476)	(5)	2,444,832
			2,444,832	(5)
Intangible assets, net	-	1,000,000	(1,000,000)	(5)	-

	$4,975,791	$13,044,898	$(2,385,294)		$15,635,395

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET (CONTINUED)
AS OF SEPTEMBER 30, 2008

Historical
Company	Prescient	Pro Forma Adjustments	Pro Forma
Liabilities and Stockholders' Equity

Current liabilities
Accounts payable	$468,191	$207,240	$-		$675,431
Accrued liabilities	421,160	724,125	-		1,145,285
Deferred revenue	256,933	961,706	(661,448)	(5)	557,191
Current portion of capital lease obligations	141,731	-	-		141,731
Line of credit	700,000	-	(370,981)	(6)	329,019
Notes payable, related party	2,199,000	-	(2,199,000)	(6)	-
Notes payable, current portion	-	2,269,670	-		2,269,670

Total current liabilities	4,187,015	4,162,741	(3,231,429)		5,118,327

Deferred maintenance – long term portion	-	18,700	(18,700)	(5)	-
Notes payable, less current portion	-	-	9,728,292	(5)	9,728,292
Capital lease obligations, less current portion	166,553	-	-		166,553

Total liabilities	4,353,568	4,181,441	6,478,163		15,013,172

Commitments and contingencies

Stockholders' Equity
Preferred stock	6,125	-	-		6,125
Series E preferred stock	-	16,567,747	(16,567,747)	(5)	-
Series G preferred stock	-	4,798,838	(4,798,838)	(5)	-
Common stock	94,324	33,561	(33,561)	(5)	94,324
Additional paid-in capital	27,066,569	104,821,360	(104,821,360)	(5)	27,066,569
Subscription receivable	(352,500)	-	-		(352,500)
Accumulated deficit	(26,192,295)	(117,358,049)	117,358,049	(5)	(26,192,295)

Total stockholders' equity	622,223	8,863,457	(8,863,457)		622,223

Total liabilities and stockholders' equity	$4,975,791	$13,044,898	$(2,385,294)		$15,635,395

ADJUSTMENTS TO THE UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(1)	To record estimated interest expense at 12% for the period on $9,728,292 notes payable and a credit facility entered into in connection with the acquisition by Park City Group Inc. of Prescient.

(2)	To eliminate Prescient’s common stock.

(3)	To eliminate dividends to Prescient's preferred stockholders.

(4)	To record estimated amortization of acquired intangible assets.

(5)
To record the purchase price of $9,728,292 (assumed to be entirely paid by long-term notes payable and a credit facility with a bank), allocate the purchase price to the assets acquired and liabilities assumed, and eliminate the equity and retained earnings of Prescient.  The amounts for the assets acquired and liabilities assumed are based on estimates, and the Park City Group is in process of obtaining a third-party business valuation report.   Upon completion of the valuation, these amounts will change and Park City Group will allocate the purchase price based on the valuation report.

(6)	To eliminate Park City Group’s equity method investment in Prescient and the associated loss on equity method investment.